Exhibit 99.a.1.B

FOR INQUIRIES ON THE TENDER OFFER COVERED BY THIS APPLICATION TO SELL COMMON SHARES, PLEASE CONTACT DEUTSCHE REGIS PARTNERS INC. IN THE PHILIPPINES AT +63 (2) 894 6625.

Application No. _____

DEUTSCHE REGIS PARTNERS INC.

23/F Tower One, Ayala Triangle

1226 Makati City, Philippines

Attention:    Mr. Arnold Palada/Ms. Judith Tañedo

APPLICATION TO SELL COMMON SHARES

Offer by EGS Acquisition Co LLC or its assignee for Common Shares of eTelecare Global Solutions, Inc. (“eTelecare” or the “Company)

Please read the instructions in this Application to Sell Common Shares (the “Application”) (including those in the attached Summary of Terms of the Tender Offer which form an integral part of this Application) carefully before completing this Application.  This Application should be used only for tendering Common Shares. Do not use this Application for tendering American Depository Shares. Please contact Deutsche Regis Partners Inc. (the “Common Share Information and Depositary Agent”) at the telephone number listed above as soon as possible with any questions you may have on the procedures contained herein.  Please retain a copy of your completed and executed Application and supporting documentation for your records prior to delivering such documentation to the Common Share Information and Depositary Agent. A copy of your completed and executed Application and supporting documentation will be required if you elect to pick up payment for your validly tendered Common Shares from the Common Share Information and Depositary Agent following the completion of the Offer or if you decide to withdraw your previously tendered Common Shares.

EGS Acquisition Co LLC, a Delaware limited liability company (“EGS”), jointly owned by affiliates of Ayala Corporation (“Ayala”) and Providence Equity Partners Inc. (“Providence”), has filed a Tender Offer Report on Philippine Securities and Exchange Commission (“Philippine SEC”) Form 19-1 on November 10, 2008, pursuant to Section 19 of the Philippine Securities Regulation Code, for the purpose of purchasing all of the issued and outstanding common shares, par value PhP2.00 per share (“Common Shares”), of the Company, and all American Depositary Shares of the Company, each representing one Common Share ( “ADSs” and, together with Common Shares, the “Shares”), at a price per Share of $9.00 in cash (the “Offer Price”), without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold, in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the Common Shares on the Philippine Stock Exchange, Inc. (“PSE”) as set out in the Summary of Terms of the Tender Offer (attached as Annex A of this Application, which is Exhibit B of the filed Philippine SEC Form 19-1).  Prior to the consummation of the Offer, EGS intends to assign all its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS (the “Philippine Purchaser”).  Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Common Shares who have tendered their Common Shares in the Offer.  As used herein, references to the “Purchaser” mean EGS and/or the Philippine Purchaser, as applicable.

This Application is made pursuant to the terms of the Acquisition Agreement dated September 19, 2008 between the Purchaser and the Company and on the terms and conditions as set out in the Summary of Terms of the Tender Offer (as may be amended or supplemented from time to time) .  The accomplished Application, the duly endorsed stock certificates representing the Common Shares (the “Stock Certificates”), for tendering scrip stockholders, and the other required attachments specified below, must be received by the Common Share Information and Depositary Agent by 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008 (the “Expiration Date”), unless the Offer is extended by the Purchaser subject to the terms of the Acquisition Agreement between the Purchaser and the Company (as may be amended or supplemented from time to time) and to approval by the Philippine SEC in which event the term “Expiration Date” means the latest time and date at which the Offer, as so extended, expires.  Applications received thereafter, not properly completed, or lacking any of the required attachments will be rejected. If the Common Share Information and Depositary Agent is unable to verify the signature on the Application or the endorsement of the Stock Certificate, the Common Share Information and Depositary Agent will also reject the Application.  The foregoing conditions may be waived at the sole discretion of the Purchaser.  This Application after being submitted may be validly withdrawn in writing pursuant to the terms and conditions set forth in the Summary of Terms of the Tender Offer.  To be effective, the notice of withdrawal must comply with the procedures for withdrawal and be received by the Common Share Information and Depositary Agent before the Expiration Date.

Delivery of this Application by a tendering Stockholder to an address other than at 23/F Tower One, Ayala Triangle, 1226 Makati City, Philippines will not constitute a valid delivery.  The tender offer is not being made to (nor will tender of Common Shares be accepted from or on behalf of) stockholders in any jurisdiction where it would be illegal to do so.

For additional copies of this Application or any of the other Offer documents, please contact the Common Share Information and Depositary Agent, Deutsche Regis Partners Inc. at +63 (2) 894 6625.

FOR INQUIRIES ON THE TENDER OFFER COVERED BY THIS APPLICATION TO SELL COMMON SHARES, PLEASE CONTACT DEUTSCHE REGIS PARTNERS INC. IN THE PHILIPPINES AT +63 (2) 894 6625.

APPLICATION

The undersigned stockholder, directly or through the undersigned PSE Broker holding Common Shares on behalf of the beneficial owners of such Common Shares (the “Beneficial Owners”) and acting in accordance with and within the instructions of the Beneficial Owners (the “Stockholder”) of the Company, hereby applies to sell the number of Common Shares described below for the Offer Price as described in Part A below. If the Stockholder does not specify a number of Common Shares in this Application, or specifies a number which exceeds the number of Common Shares represented by the submitted stock certificates or the number of Common Shares in the Stockholder’s account with the PSE Broker on the Expiration Date, as may be applicable, the Stockholder shall be deemed to have tendered the total number of Common Shares comprised in the Stock Certificate(s) accompanying the Application or the total number of Common Shares in the Stockholder’s account with the PSE Broker as of the Expiration Date, as may be applicable.

Stock Certificate Number(s) or Book Entry Confirmation	Number of Common Shares represented by each Stock Certificate/ Confirmation	Number of Common Shares Tendered	Currency for payment of Offer Price (see Part A below for more information)
Please check the currency in which the Stockholder shall be paid: ☐ U.S. Dollars ☐ Philippine Pesos

TOTAL

Stockholders with addresses outside of the Philippines can have their U.S. Dollar bank drafts (or checks) sent to the address indicated in this Application via international courier at their own risk, with the courier charges to be deducted from the Offer Price payable to them.  Should the Stockholder opt for this arrangement, please check this box ☐.

If the Stockholder submitted a stock certificate bearing on its face a par value of PhP1.00 per share, then the Stockholder is understood to be offering to sell and hereby sells and transfers to the Purchaser, all the Common Shares as would be covered by the replacement stock certificate that should have been received by the Stockholder after giving effect to the 1:2 reverse stock split of the Company as approved by the Philippine SEC on September 3, 2007 and does hereby irrevocably constitutes and appoints the Company’s Corporate Secretary to transfer the said Common Shares on the books of the Company with full power of substitution in the premises, pursuant to and in accordance with the Summary of Terms of the Tender Offer.

REPRESENTATIONS and WARRANTIES

The undersigned Stockholder (directly or through the undersigned PSE Broker holding Common Shares on behalf of the beneficial owners of such Common Shares (the “Beneficial Owners”) and acting in accordance with and within the instructions of the Beneficial Owners) hereby represents and warrants to the Purchaser as follows: (i) it/he/she is the sole, absolute, legal and beneficial owner of the Common Shares and has good, valid and marketable title to the Common Shares, free from any liens, encumbrances, and restrictions of any kind and nature; (ii) it/he/she can and has full authority to transfer good, valid and clean title to the Common Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its/his/her right to tender and transfer the Common Shares; (iii) the  Purchaser will obtain full and valid title to the Common Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of  the Common Shares, including but not limited to the right to vote and receive dividends; (iv) the Common Shares are fully paid and non-assessable and there are no further amounts payable by it/him/her to the Company or to any other entity in respect of these securities; and (v) the transfer of the Common Shares to the Purchaser shall not constitute a breach of the constitutive documents of the Stockholder or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Common Shares or the Stockholder.

The Stockholder, in executing this Application, confirms that it/he/she: (i) has read and understood and accepted the Summary of Terms of the Tender Offer and, as relevant, Instructions to PSE Brokers attached to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine SEC (including all exhibits); (ii) warrant/s having read and understood and relied solely upon the provisions of Philippine SEC Form 19-1 (including all exhibits) and the terms and conditions stated therein, and unconditionally accept/s said terms and conditions; and (iii) understand/s that no person has been authorized to give information or to make any representation with respect to the Offer other than those specified and made in the Philippine SEC Form 19-1.

FOR INQUIRIES ON THE TENDER OFFER COVERED BY THIS APPLICATION TO SELL COMMON SHARES, PLEASE CONTACT DEUTSCHE REGIS PARTNERS INC. IN THE PHILIPPINES AT +63 (2) 894 6625.

Stockholder’s / PSE Broker’s Full Name in Print	Stockholder’s Mailing Address (Building, Street Address, District and City)

Stockholder’s / PSE Broker’s Signature	Telephone Number/s	Fax Numbers	Tax Identification Number	Nationality

ACKNOWLEDGMENT

Common Share Information and Depositary Agent ’s Certification	Acceptance
We received this Application, with all the Required Attachments below.	This Application is hereby accepted subject to the terms and conditions set forth herein and to the Summary of Terms of the Tender Offer.

On behalf of the Purchaser:
Deutsche Regis Partners Inc.
Authorized Signatory
Date:	Deutsche Regis Partners Inc.
Time:	Authorized Signatory
Date:
Time:

REQUIRED ATTACHMENTS TO THIS APPLICATION

THE IRREVOCABLE POWER OF ATTORNEY, SECRETARY’S CERTIFICATE OR PARTNERS’ CERTIFICATE (REFERENCED BELOW AND AS APPLICABLE) SHOULD BE CONSULARIZED AT THE APPROPRIATE PHILIPPINE CONSULATE IF EXECUTED OUTSIDE OF THE PHILIPPINES.  AS CONSULARIZATION COULD BE A TIME-CONSUMING PROCESS, STOCKHOLDERS OUTSIDE OF THE PHILIPPINES INTENDING TO PARTICIPATE IN THE OFFER ARE ENCOURAGED TO INITIATE THE PROCESS AS EARLY AS POSSIBLE.

a.

Original Company stock certificates duly endorsed; to be verified by the Common Share Information and Depositary Agent with Professional Stock Transfer Inc., the stock transfer agent of the Company, as valid and authentic certificates For those whose stock certificate/s is/are lost: (i) one (1) original of a duly notarized affidavit of loss; (ii) copy of the affidavit of loss as published in a newspaper of general circulation; (iii) affidavit of publication (of affidavit of loss); and (iv) bond.

b.	For Corporations:

(i)

Notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached as Annex C to the Application, which is Exhibit B to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine SEC) authorizing the sale of Common Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

(ii)

Copy of Philippine SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iii)

Copy of latest Articles of Incorporation and By-Laws of the Stockholder or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

c.	For Individuals:

(i)

For stockholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached as Annex B to the Application, which is Exhibit B to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine SEC). For married individuals, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate marital consent to the sale of Common Shares.

(ii)

Photocopies of two (2) valid identification cards showing the Stockholder’s signature and photograph, i.e., driver’s license, tax identification card, Social Security Services/Government Services and Insurance System card, or passport.

(iii) Duly accomplished signature card containing the specimen signature of the stockholder.

d.	For Partnerships:

(i)

Copy of Philippine SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of the partnership records.

FOR INQUIRIES ON THE TENDER OFFER COVERED BY THIS APPLICATION TO SELL COMMON SHARES, PLEASE CONTACT DEUTSCHE REGIS PARTNERS INC. IN THE PHILIPPINES AT +63 (2) 894 6625.

(ii)

Copy of latest Articles of Partnership and Partnership Agreement of Stockholder or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of the partnership records.

(iii)

Notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached as Annex D to the Application, which is Exhibit B to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine SEC) authorizing the sale of Common Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

A. Offer Price

The purchase price for the Shares is $9.00 in cash (the “Offer Price”), without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold, in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the Common Shares on the PSE, set out in the Summary of Terms of the Tender Offer.

Tendering holders of Common Shares will automatically receive the Offer Price in U.S. dollars unless they make an election to receive the Offer Price in Philippine pesos.  For those who elect Philippine pesos, if the Offer is completed, (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the “crossing” of the Common Shares on the PSE, which the Purchaser expects to be three business days after the Expiration Date, and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus a fee with respect to the conversion of U.S. dollars to Philippine pesos of Php0.05 for every $1.00.  With respect to holders of Common Shares receiving the Offer Price in U.S. dollars, this exchange rate (and conversion fee) will also be applicable to that portion of the Offer Price that is required to be converted into Philippine pesos in order to pay the stock transaction tax and other customary seller’s costs of a trade on the PSE.  Stockholders are encouraged to speak to their advisors as to whether they should select payment in U.S. dollars or Philippine pesos. In all cases, fluctuations in the U.S. dollar/Philippine peso exchange rate are at the risk of tendering stockholders who have elected to receive the Offer Price in Philippine pesos (and also at the risk of the tendering holders of Common Shares receiving the Offer Price in U.S. dollars, with respect to their payment of the customary seller’s costs of a trade on the PSE), and the Purchaser and its advisors or agents shall not have any responsibility with respect to any fluctuations in exchange rates.

U.S. dollar payment will be made in the form of U.S. dollar bank drafts or checks.  Please be advised that U.S. dollar drafts may be subject  to customary settlement clearing periods (which usually is within 21 business days) and, therefore, may not be immediately cashable.

Stockholders who opt to convert their U.S. dollar proceeds into Philippine Pesos will receive checks.  Please be advised that checks may be subject to customary settlement clearing periods (usually 3 business days) and, therefore, may not be immediately cashable.

All payments shall be made in the name of the Stockholder (which may be a PSE Broker on behalf of the Beneficial Owner).  Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making such payment.

Unless otherwise indicated by the Stockholder in this Application, bank drafts to be issued to tendering stockholders are expected to be made available by the Common Share Information and Depositary Agent for pick-up by the Stockholder within three business days following the date the Common Shares are crossed on the PSE which is currently expected to be three business days from the Expiration Date, subject to the approval by the PSE, at its offices located at the address as listed in this Application and starting at 9a.m.  When collecting payment, the Stockholder will need to present a duly acknowledged copy of this Application as well as proper identification.  Duly authorized representatives will be required to present an authorization letter from the Stockholder.  If (i) the Stockholder has specifically requested in this Application that the Stockholder’s bank draft be mailed to it or (ii) the Stockholder did not specifically request that the Stockholder’s bank draft be mailed to it but the Stockholder’s bank draft has not been picked up within 30 business days from the payment date, in either case, the Stockholder’s bank draft shall be mailed to it at the Stockholder’s address as set forth in this Application via registered mail at the Stockholder’s own risk.

B.  Delivery/Acceptance/Proxy

The method of delivery of the Common Shares, of the Application and of all other required documents is at the election and risk of the Stockholder.  Delivery of all such documents will be deemed to be at the risk of the Stockholder and risk of loss of the Common Shares shall pass only when actually received by the Common Share Information and Depositary Agent.  If such delivery is by mail or courier, it is recommended that all such documents be sent by properly insured registered mail with return receipt requested.  In all cases, sufficient time should be allowed to ensure timely delivery.

The Stockholder understands that the Application submitted pursuant to the procedures described herein and in the instructions hereto will, upon acceptance for payment by the Purchaser, constitute a binding agreement between the Stockholder and the Purchaser upon the terms and subject to the conditions of the Offer. Accordingly, no binding

FOR INQUIRIES ON THE TENDER OFFER COVERED BY THIS APPLICATION TO SELL COMMON SHARES, PLEASE CONTACT DEUTSCHE REGIS PARTNERS INC. IN THE PHILIPPINES AT +63 (2) 894 6625.

agreement with respect to the purchase of the Common Shares will exist until such time as the Purchaser, through the Common Share Information and Depositary Agent, has accepted the tendered Common Shares for payment.

By executing this Application as set forth above, the Stockholder hereby irrevocably appoints the Purchaser and any of its designees of the Purchaser as the Stockholder’s attorneys-in-fact and proxies, each with full power of substitution, to the full extent of the Stockholder’s rights with respect to the tendered Common Shares and accepted for payment by the Purchaser and with respect to any and all other Common Shares or other securities or rights issued or issuable in respect of such Common Shares.  The powers of attorney and proxies are irrevocable and coupled with an interest in the tendered Common Shares.  This appointment will be effective when, and only to the extent that, the Purchaser accepts for payment the tendered Common Shares. Upon the appointment hereby, all prior powers of attorney, proxies and consents given by such stockholder with respect to the Common Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by the Stockholder with respect to the Common Shares tendered (and, if given, will not be deemed effective).  The designees of the Purchaser will thereby be empowered to exercise all  voting and other rights with respect to the Common Shares and other securities or rights of any annual, as they in their sole discretion deem proper.

If this Application is delivered to the Common Share Information and Depositary Agent by hand, a photocopy of this Application acknowledged received by the Common Share Information and Depositary Agent will be given to the Stockholder. Otherwise, such copy will be sent by fax to the Stockholder at the number indicated in this Application.

Annex A

(to Application to Sell)

SUMMARY OF TERMS OF THE TENDER OFFER

The Purchaser:

EGS Acquisition Co LLC, a Delaware limited liability company (“EGS”), jointly owned by affiliates of Providence Equity Partners Inc., a Delaware corporation (“Providence”), and Ayala Corporation, a Philippine corporation (“Ayala”), is offering to purchase all of the issued and outstanding common shares, par value PhP2.00 per share (the “Common Shares”), of eTelecare Global Solutions, Inc., a Philippine corporation (the “Company”), and all American Depositary Shares of the Company, each representing one Common Share (the “ADSs” and, together with the Common Shares, the “Shares”).

Prior to the consummation of the Offer, EGS intends to assign all its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS (the “Philippine Purchaser”).

Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Shares who have tendered their Shares in the Offer. As used herein, references to the “Purchaser” mean EGS and/or the Philippine Purchaser, as applicable.

Shares:	All of the issued and outstanding Common Shares, par value PhP2.00 per share, and all of the issued and outstanding ADSs of the Company, each representing one Common Share.

Offer Price:

The Purchaser is offering to acquire the Shares at a purchase price of $9.00 per Share (the “Offer Price”). The Offer Price is payable in cash, without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the Common Shares on the Philippine Stock Exchange, Inc (“PSE”) (set out under “Settlement/Expenses” below, which are for the account of the tendering stockholder and shall be deducted from the Offer Price payable to such stockholder). Stockholders should also contact their brokers to determine if any additional charges or fees will apply. The Offer Price is subject to the terms and conditions specified in the Offer to Purchase, dated November 10, 2008 (as may be amended or supplemented from time to time, the “Offer to Purchase”) attached as Exhibit A to the Philippine Securities and Exchange Commission (“Philippine SEC”) Form 19-1 filed by the Purchaser with the Philippine SEC and the related Application to Sell Common Shares and ADS Letter of Transmittal (collectively and as may be amended or supplemented from time to time, the “Acceptance Forms,” which, together with the Offer to Purchase, constitute the “Offer”).

Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Shares.

Tendering holders of Common Shares will automatically receive the Offer Price in U.S. dollars unless they make an election to receive the Offer Price in Philippine pesos. For those who elect Philippine pesos, if the Offer is completed (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the “crossing” of the Common Shares on the PSE, which we expect to be three (3) business days after the Expiration Date (as defined below) and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus, a fee with respect to the conversion of U.S. dollars to Philippine pesos of Php0.05 for every $1.00. With respect to holders of Common Shares receiving the Offer Price in U.S. dollars, this exchange rate (and conversion fee) will also be applicable to that portion of the Offer Price that is required to be converted into Philippine pesos in order to pay the stock transaction tax and other customary seller’s costs of a trade on the PSE. Holders of Common Shares are encouraged to speak to their advisors as to whether they should select payment in U.S. dollars or Philippine pesos.

In all cases, fluctuations in the U.S. dollar/Philippine peso exchange rate are at risk of tendering holders of Common Shares who have elected, to receive the Offer Price in Philippine pesos (and also at the risk of the tendering holders of Common Shares receiving the Offer Price in U.S. dollars, with respect to their payment of the customary seller’s costs of a trade on the PSE). The Purchaser and its advisors or agents shall not have any responsibility for such exchange rate risk or any other factors arising from the election to receive payment in Philippine pesos.

U.S. dollar payment will be made in the form of U.S. dollar bank drafts. U.S. Dollar drafts are subject to the customary settlement clearing period (usually up to 21 business days) and, therefore, may not be immediately cashable.

Applicants who opt to convert their U.S. dollar proceeds into Philippine Pesos will receive checks. Checks are subject to the customary clearing period (usually three business days) and, therefore, may not be immediately cashable.

Entitlement:	Every registered owner of the Shares as of any date during the Offer is entitled to sell its/his/her Shares to the Purchaser in accordance with this Summary of Terms of the Tender Offer.

Offer Period/Expiration Date (End of Offer Period)/Extension:

The Offer will commence on November 10, 2008 and end on 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless the Offer is extended, subject to approval by the Philippine SEC (the “Expiration Date”), in which event the term “Expiration Date” means the latest time and date at which the Offer, as so extended, expires.

Applications:

Scrip stockholders (i.e., holders of Common Shares who hold share certificates) who wish to offer all or a portion of their Common Shares for sale to the Purchaser may do so by submitting a duly accomplished Application to Sell Common Shares together with required documentary requirements to Deutsche Regis Partners Inc. (the “Common Share Information and Depositary Agent”) at the address set forth below, on or before the Expiration Date:

Deutsche Regis Partners Inc.

Address: 23/F Tower One, Ayala Triangle

1226 Makati City, Philippines

Telephone: +63 (2) 894 6625

Contact Person: Mr. Arnold Palada or Ms. Judith Tañedo

Please contact the Common Share Information and Depositary Agent as soon as possible for any questions on the Offer procedures.

The documentary requirements consist of the following:

•                  Duly accomplished Application to Sell Common Shares.

•                  Company stock certificates duly endorsed; to be verified by the Professional Stock Transfer Inc., the stock transfer agent of the Company, as valid and authentic certificates.

•                  For stockholders whose stock certificate/s has/have been lost: (i) one (1) original of a duly notarized affidavit of loss; (ii) copy of the affidavit of loss as published in a newspaper of general circulation; (iii) affidavit of publication (of affidavit of loss); and (iv) the appropriate bond in form and substance acceptable to the Purchaser and the Company.

c.          For Individuals:

•                  For stockholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached as Annex B to the Application to Sell Common Shares). For married individuals, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate marital consent. Irrevocable Power of Attorney executed outside the Philippines should be consularized at the appropriate Philippine consulate. Endorsement of stock certificate/s must be made by the stockholder himself/herself.

•                  Photocopies of two (2) valid identification cards showing the applicant’s signature and photograph, i.e., driver’s license, tax identification card, Social Security Services/Government Services and Insurance System card or passport.

•                  Duly accomplished signature cards containing the specimen signature of the stockholder; such signature cards are to be provided by the Common Share Information and Depositary Agent.

d.         For Corporations:

a.               A notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached as Annex C to the Application to Sell Common Shares) authorizing the sale of Common Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories. Secretary’s Certificate executed outside the Philippines should be consularized at the appropriate Philippine consulate.

•                  Copy of SEC Registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

•                  Copy of latest Articles of Incorporation and By-Laws or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

e.          For Partnerships:

•                  Copy of such entity’s registration or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of partnership records.

•                  Copy of latest Articles of Partnership and Partnership Agreement or equivalent constitutive document certified as true copy of the original by the Corporate Secretary or equivalent person having official custody of partnership records.

•                  A notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached as Annex D to the Application to Sell Common Shares) authorizing the sale of Common Shares, designating signatories for the purpose and indicating the specimen signatures of those signatories. Partners’ Certificates executed outside the Philippines should be consularized at the appropriate Philippine consulate.

“Scripless” Stockholders (i.e., stockholders whose Common Shares are held by brokers on their behalf under their respective Philippine Depository and Trust Corporation (“PDTC”) accounts) who wish to accept the Offer must instruct their brokers or custodian (the “PSE Broker”) to electronically transfer their Common Shares to the Common Share Information and Depositary Agent. The PSE Broker(s) who hold(s) the Common Shares, should, upon receipt or knowledge of the Notice of Tender Offer to Common Stockholders of the Company immediately notify the relevant stockholder that, should the stockholder wish to sell its/his/her Common Shares in the Company to the Purchaser, the stockholder must instruct the PSE Broker to electronically transfer its/his/her Common Shares to the Common Share Information and Depositary Agent, as custodian for such shares, on or before the Expiration Date and instruct such broker or custodian to complete, execute and return to the Common Share Information and Depositary Agent an Application to Sell Common Shares in accordance with the instructions of the Application to Sell Common Shares. When tendering Common Shares, the PSE Broker is required to submit a letter to the Common Share Information and Depositary Agent (in the form of Annex 1 to the Instructions to PSE Broker, which is Exhibit C to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine SEC) on or before the Expiration, as well as the duly completed Application to Sell Common Shares and other documentary requirements listed above.

Should the Application to Sell Common Shares submitted by a tendering stockholder fail to specify the number of Common Shares tendered thereby or specify a number which exceeds the number of Common Shares represented by the submitted stock certificate(s), or exceeds the number of Common Shares in the stockholder’s account with the PSE Broker, the tendering stockholder shall be deemed to have tendered the total number of Common Shares covered by in the share certificate(s) accompanying the Application to Sell Common Shares or the total number of the Common Shares in the stockholder’s account with the PSE Broker as of the Expiration Date as relevant.

The terms of the Application to Sell Common Shares (including the Representations and Warranties) shall form integral parts of these Summary of Terms of the Tender Offer, which in turn form integral parts of the Application to Sell Common Shares.

For information regarding the tender of ADSs see “THE OFFER- Section 4. Procedures for Accepting the Offer and Tendering the ADSs” set forth in the Offer to Purchase attached as Exhibit A to the Philippine SEC Form 19-1 dated November 10, 2008 and filed by the Purchaser with the Philippine SEC on that date.

Acceptance of Application to Sell Common Shares:

Acceptance of Applications to Sell Common Shares is subject to the terms hereof. The Purchaser, through the Common Share Information and Depositary Agent, at its sole discretion, shall have the right to reject or accept any Application to Sell Common Shares at any time before 2:00 p.m. Philippines time on the Expiration Date. Applications to Sell Common Shares that (i) are received after 2:00 p.m. on the Expiration Date, or (ii) are not properly completed, or (iii) lack any of the required attachments, will be rejected. The Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Common Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of any other stockholder. No tender of Common Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived.

The Common Share Information and Depositary Agent will accept Applications to Sell Common Shares on the condition that it is able to verify the signature/endorsement on the relevant stock certificates against the signature on file with the stock and transfer agent. The Common Share Information and Depositary Agent will rely on the signature affixed on the Application to Sell Common Shares and on the supporting identification documents or board resolution when it verifies the endorsement of the relevant stock certificates. The Common Share Information and Depositary Agent shall not be required to make further inquiries into the authenticity of the signature. If the Common Share Information and Depositary Agent is unable to verify the signature on the Application to Sell Common Shares or the endorsement of the stock certificate, the Common Share Information and Depositary Agent will also reject the Application to Sell Common Shares.

Please contact the Common Share Information and Depositary Agent to confirm your Application to Sell Common Shares has been received by the agent and proper supporting documentation has been provided.

For information regarding the tender of ADSs see “THE OFFER- Section 4.

Procedure for Accepting the Offer and Tendering the ADSs” set forth in the Offer to Purchase attached as Exhibit A to the Philippines SEC Form 19-1 dated November 10, 2008 and filed by the Purchaser with the Philippine SEC on that date.

Conditions:

Tendered Common Shares shall be deemed accepted by the Purchaser on Expiration Date, subject to the conditions that: (i) all the conditions of the Offer have been satisfied on such date and (ii) the Common Share Information and Depositary Agent has determined that the tendering holders of Common Shares shall have obtained all the required approvals and authorizations to enable it to transfer the Common Shares to the Purchaser and shall have complied with all the terms of the Offer. The foregoing conditions of the Offer (other than the Minimum Tender Condition) may be waived at the sole discretion of the Purchaser. The Minimum Tender Condition requires the Purchaser to have received, prior to the Expiration Date, valid acceptance (which have not been withdrawn) in respect of at least 66.67% of the Shares outstanding (on a fully diluted basis, after giving effect to exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into or for Shares). The Offer is not subject to any financing condition.

For information regarding the conditions to acceptance of ADSs see “THE OFFER- Section 4. Procedure for Accepting the Offer and Tendering the ADSs” set forth in the Offer to Purchase.

Cross Date:

The Common Shares tendered and accepted are expected to be “crossed” at the PSE three (3) business days after the Expiration Date, subject to the approval by the PSE and subject further to any extension of the Offer Period by the Purchaser with the prior approval of the SEC.

Settlement/Expenses:

The Settlement Date shall be within 3 business days after the crossing of the Common Shares on the PSE, which “cross date” is currently expected to be December 16, 2008, subject to any extension of the Offer Period by the Purchaser with the approval of the SEC.

The Common Share Information and Depositary Agent will act as agent for tendering holders of Common Shares for the purpose of receiving cleared funds from the Purchaser and transmitting check payments to such tendering holders of Common Shares. Check payments to be issued in the name of tendering holders of Common Shares are expected to be made available by the Common Share Information and Depositary Agent at the 23/F Tower One, Ayala Triangle, 1226 Makati City, Philippines, telephone no. (632) 894 6625, for pick-up by the tendering holders of Common Shares starting on the Settlement Date at its offices.

The tendering holders of Common Shares and the Purchaser shall each be responsible for their own broker’s commission, costs, charges, transfer taxes and other expenses, fees and duties incurred in connection with the tender of the Common Shares. Any and all costs, charges, transfer taxes, expenses, fees and duties that shall be for the account of the tendering stockholder shall be deducted by the Common Share Information and Depositary Agent from the total price payable to the tendering stockholder. These include:

•                12% Value added tax on commission

•                Securities Clearing Corp. of the Phils. (SCCP) Fees - (transaction value x 0.0001)

•                Block Sale Fees - (transaction value x. 0.00005)

•                SEC Fees - (transaction value x 0.00005)

•                Securities Investors Protection Fund (SIPF) Fees - (transaction value x .00001)

When collecting payment, the tendering holders of Common Shares shall present the duly acknowledged “Applicant’s copy” of the Application to Sell

Common Shares as well as proper identification (e.g,. driver’s license, passport). Duly authorized representatives shall be required to present an authorization letter from the tendering holders of Common Shares.

Tendering beneficial owners of Common Shares are advised to consult with their brokers, custodian, fiduciaries, or other similar agents on the manner by which they may collect payment from such agents. Please contact your custodian, fiduciary or other agent as soon as possible with any question.

In any event, no payment shall be made without the Common Share Information and Depositary Agent having timely received the duly accomplished Application to Sell Common Shares, the stock certificates evidencing the Shares and other documents required herein. Stockholders with addresses outside of the Philippines can have their U.S. dollar bank drafts (or checks) sent to the address indicated in the Application to Sell Common Shares via international courier at their own risk, with the courier charges to be deducted from the Offer Price payable to them. Should the stockholder wish to opt for this arrangement, please indicate on the Application to Sell Common Shares.

Any check payment not collected within thirty (30) business days from the Settlement Date shall be mailed to the address of the tendering stockholder indicated in the Application to Sell Common Shares, at the risk of the stockholder.

Withdrawal:

Tendering holders of Shares shall have the right to withdraw any Common Shares tendered at any time until the Offer has expired. In addition, unless Common Shares tendered pursuant to the Offer have been accepted for payment by the Purchaser, such Shares may be withdrawn at any time after January 8, 2009.

For withdrawal of the Common Shares to be effective, a written or facsimile request for withdrawal, with a copy of the “Applicant’s Copy” of the Application to Sell Common Shares, must be received by the Common Share and Information and Depositary Agent on or before 2:00 p.m. on the Expiration Date at the address set forth herein. The withdrawal request must specify the name, address and personal identification card or passport number or other necessary information (as applicable) of the tendering stockholder and the number of previously tendered Shares to be withdrawn. If the stock certificates evidencing the Common Shares have been delivered to the Common Share Information and Depositary Agent, the serial numbers shown on such certificates must be indicated in the written request. No request for withdrawal of fractions of Common Shares will be considered. The Purchaser, through the Common Share Information and Depositary Agent, shall have the right in its sole discretion, to determine the form and validity of the notice of withdrawal, including the time of receipt thereof and such determination shall be final and binding. None of the Purchaser, the Common Share Information and Depositary Agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal nor incur any liability for failure to give any such notification.

Withdrawals may not be rescinded. Any Common Shares validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Common Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in the Summary of Terms of the Tender Offer.

The Common Shares shall be returned in the same form it was received to the PSE Broker (if previously lodged with the PSE Broker) or to the tendering stockholder (if previously certificated). The cost of returning the Common Shares shall be borne by the holders of Common Shares making the withdrawal.

For information regarding the withdrawal of ADSs see “THE OFFER- Section 6.

Withdrawal Rights” in the Offer to Purchase.

Philippine SEC Form 19-1 and other Offer Documents:

The terms set out in Philippine SEC Form 19-1 filed with the Philippine SEC on November 10, 2008, including Exhibit A thereto, the Offer to Purchase filed with the United States Securities and Exchange Commission, shall form integral parts of these Summary of Terms of the Tender Offer. Copies of the Philippine SEC Form 19-1 shall be mailed by the Common Share Information and Depositary Agent to the stockholders at their registered addresses as provided by Professional Stock Transfer Inc., the Company’s stock and transfer agent, and are also available at the offices of the Common Share Information and Depositary Agent.

Inquiries:

For inquiries regarding the Offer please contact the Common Share Information and Depositary Agent, Deutsche Regis Partners Inc., at +63 (2) 894 6625. For inquiries about the number of Common Shares of a stockholder in the Company, please contact Professional Stock Transfer Inc. at +63 (2) 687 4053.

For queries on the tender of the ADSs, ADS holders may contact Georgeson Inc., the ADS Information Agent, with address at 26/F, 199 Water Street, New York, NY 10038-3560, USA and telephone number at +1(866) 873-6980 or +1 (212) 440-9800.

Annex B

(to Application to Sell)

IMPORTANT:               The Irrevocable Power of Attorney should be authenticated by the appropriate Philippine consulate if executed outside of the Philippines. As consularization could be a time-consuming process, stockholders intending to participate in the offer are encouraged to initiate the process as early as possible.

IRREVOCABLE POWER OF ATTORNEY

I/We, [•], with address at [•], HEREBY IRREVOCABLY APPOINT/S [•] to be my/our attorney-in-fact (the “Attorney-in-Fact”) to act in my/our name and on my/our behalf, to do all acts and things whatsoever requisite, necessary or convenient to be done, as such Attorney-in-Fact may in its absolute discretion determine, in connection with the sale or transfer of the common shares, par value PhP2.00 per share, (“Common Shares”) of eTelecare Global Solutions, Inc., a Philippine corporation (the “Company”), held by me/us, in favor of  EGS Acquisition Co LLC or its assignee (the “Purchaser”) under the Summary of Terms of the Tender Offer (Annex A of Exhibit B to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine Securities and Exchange Commission (“Philippine SEC”)) in connection with the offer by the Purchaser to purchase all of the issued and outstanding common shares of the Company and all American Depositary Shares of the Company, each representing one Common Share (“ADSs” and, together with Common Shares, the “Shares”), at a purchase price of $9.00 per share in cash, (the “Offer Price”), without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold, in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers’ commissions and other fees customarily for the account of a seller in connection with the “crossing” of the Common Shares on the Philippine Stock Exchange, Inc. (“PSE”), as set out in the Summary of Terms of the Tender Offer:

(a)           to represent and warrant, as I/we hereby represent and warrant, to the Purchaser that: (i) I am/We are the sole, absolute, legal and beneficial owner of the Common Shares and has/have good, valid and marketable title to the Common Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) I/We can, and have full authority to transfer good, valid and clean title to the Common Shares, and am/are not aware of any objection, adverse claim, dispute or notice concerning my/our right to tender and transfer the Common Shares; (iii) the Purchaser will obtain full and valid title to the Common Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of the Common Shares, including but not limited to the right to vote and receive dividends; (iv) the Common Shares are fully paid and non-assessable and there are no further amounts payable by me/us to the Company or to any other entity in respect of these securities; and (v) the transfer of the Common Shares to the Purchaser shall not constitute a breach of any agreement or arrangement, law, order or regulations or other issuances applicable to the Common Shares or me/us;

(b)           to tender and sell the Common Shares, and to sign, execute, and complete on my behalf any agreement or documents required in connection with or for the purpose of the sale or transfer of the Common Shares including but not limited to the Application to Sell Common Shares;

(c)           to withdraw the Common Shares tendered pursuant to the Summary of Terms of the Tender Offer but only upon receipt of written instruction to that effect signed by me/us;

(d)           to give any notices, request, consent, waiver of any right, or receive any notice or communication, act on any request, as may be required of or permitted to be made by stockholders of the Company under the Tender Offer and any other documents contemplated;

(e)           to receive and accept any and all payments for the Common Shares on my behalf pursuant to the sale or transfer of the Common Shares less the deduction for all expenses in relation to the sale or transfer of the Common Shares, including but not limited to, stock transaction tax, applicable broker’s selling commission, applicable PSE fees, Philippine SEC fees, or stock certificate cancellation costs, and to issue a receipt for any money received or delivered; and

(f)            to do or cause to be done any and all such acts and things as shall be necessary or desirable to effect the foregoing, including the appointment of substitute/s and/or broker/s who will effect the sale of the Common Shares through the PSE.

HEREBY GIVING AND GRANTING unto my Attorney-in-Fact full power and authority to do or perform all and every act necessary to carry into effect the foregoing, as fully to all intents and purposes as I/We might or could lawfully do, with full power of substitution and revocation, and HEREBY RATIFYING AND CONFIRMING all that any Attorney-in-Fact shall lawfully do or cause to be done under and by virtue of these presents as well as those already done heretofore.  This Power of Attorney is given in consideration of the Attorney-in-Fact effecting the sale of the Common Shares as soon as possible and in any event not later than the cross date as defined in the Summary of Terms of the Tender Offer, Annex A of Exhibit B to the Philippine SEC Form 19-1, filed by the Purchaser with the Philippine SEC or any extended date approved by the Philippine SEC. If the sale is not made by such original or extended date, this Power of Attorney shall automatically lapse without need of any act on my/our part.

This Irrevocable Power of Attorney shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

IN WITNESS WHEREOF this Irrevocable Power of Attorney has been executed on this                  day of                            2008.

(Signature over Printed Name of Stockholder)

With my marital consent:

(Signature over Printed Name of Spouse)

Conforme:

(Signature over Printed Name of Attorney-in-Fact)	(Signature over Printed Name of Witness)

Note:  This document must be notarized in the Philippines.  If executed outside the Philippines, this document must be consularized by a Philippine embassy.

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )

                 CITY                                 )SS.

BEFORE ME, a Notary for and in the city named above this      day of          2008 personally appeared

Name	Competent evidence of identity	Date/Place Issued

who has/have been identified by me through competent evidence of identity, to be the same person/s who executed and signed the foregoing Irrevocable Power of Attorney in my presence, which consists of        (    ) pages including the page where this acknowledgment is written, and  who acknowledged to me that the same is his/her/their free and voluntary act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and place first above written.

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Book No.                 ;

Series of 2008.

Annex C

(to Application to Sell)

IMPORTANT:

Secretary’s Certificate should be authenticated by the appropriate Philippine consulate if executed outside of the Philippines. As consularization could be a time-consuming process, stockholders intending to participate in the offer are encouraged to initiate the process as early as possible.

SECRETARY’S CERTIFICATE

I,                               [•]           , of legal age, and with office address at the           [•]                      after having been duly sworn in accordance with law, do hereby certify that:

1.                     I am the duly elected Corporate Secretary of [name of stockholder] (the “Corporation”), a corporation duly organized and existing under the laws of                 [•]                                       , with principal office at             [•]                                          ;

2.                     As such Corporate Secretary, I have in my custody the books and records and other papers of the Corporation, including but not limited to the minutes of the meetings of the Board of Directors and of the stockholders of the Corporation;

3.                     At the meeting of the Board of Directors of the Corporation duly called and held on           [•]               , at which meeting a quorum was present and validly existing throughout, the following resolutions were approved:

RESOLVED, that the Board of Directors of [name of stockholder] (the “Corporation”), hereby authorizes the Corporation to participate in the offer by EGS Acquisition Co LLC (“EGS”), a newly-formed Philippine corporation formed for the purpose of purchasing the Shares (as defined herein) (the “Philippine Purchaser” and together with EGS, the “Purchaser”), jointly owned by affiliates of Providence Equity Partners Inc., a Delaware corporation (“Providence”), and Ayala Corporation, a Philippine corporation (“Ayala”), to purchase all of the issued and outstanding common shares, par value PhP2.00 per share, (“Common Shares”) of eTelecare Global Solutions, Inc., a Philippine corporation (the “Company”), and all American Depositary Shares of the Company, each representing one Common Share (“ADSs” and, together with Common Shares, “Shares”)  under the Summary of Terms of the Tender Offer (Annex A of Exhibit B to the Philippine SEC Form 19-1 filed by the Purchaser with the Philippine Securities and Exchange Commission (the “Philippine SEC”)) (the “Tender Offer”), which summary includes the following representations and warranties of the Corporation in favor of the Purchaser: (i) the Corporation is the sole, absolute, legal and beneficial owner of  all the Common Shares beneficially or legally owned by the Corporation (the “Tendered Shares”) and has good, valid and marketable title to the Tendered Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) it can and has full authority to transfer good, valid and clean title to the Tendered Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its right to tender and transfer the Shares; (iii) the Purchaser will obtain full and valid title to the Tendered Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of the Tendered Shares, including but not limited to the right to vote and receive dividends; (iv) the Tendered Shares are fully paid and non-assessable and there are no further amounts payable by it to the Company or to any other entity in respect of these securities; and (v) the transfer of the Tendered Shares to the Purchaser shall not constitute a breach of its constitutive documents or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or to it or its assets or properties;

RESOLVED, FURTHER, that the Corporation hereby authorizes the following persons to [singly]/[jointly] sign, endorse and deliver any and all documents and perform any and all acts as may be necessary to implement the foregoing resolution, including but not limited to [signing the Application to Sell Common Shares and stock certificates covering the Tendered Shares]/[instructing the broker in whose account the Tendered Shares are lodged to participate in the Tender Offer], appointing a broker and receiving and accepting any and all payments for the Shares less the deduction for all expenses in relation to the sale or transfer of Shares, including but not limited to, stock transaction tax, applicable broker’s selling commission, applicable Philippine Stock Exchange fees, Philippine SEC fees, or stock certificate cancellation costs and issuing receipt therefor:

Name

Specimen Signature

b.              The above-quoted board resolutions are in full force and effect and have not been amended, suspended, revoked or in any manner superseded as of the date hereof.

IN WITNESS WHEREOF, this Certificate has been signed this            day of                         , 2008 at                                             .

[Name of Corporate Secretary]

Note:  This document must be notarized in the Philippines.  If executed outside the Philippines, this document must be consularized by a Philippine embassy.

[ • ]/([REPUBLIC OF THE PHILIPPINES])

CITY OF                                   )SS.

Before me, a notary public in and for the city named above, personally appeared:

Name	Competent evidence of identity	Date/Place Issued

who has been identified by me through competent evidence of identity, to be the same person who executed and signed the foregoing Secretary’s Certificate in my presence, and who took an oath before me as to such instrument.

Witness my hand and seal this        day of                    2008.

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Annex D

(to Application to Sell)

IMPORTANT:

Partner’s Certificate should be authenticated by the appropriate Philippine consulate if executed outside of the Philippines. As consularization could be a time-consuming process, stockholders intending to participate in the offer are encouraged to initiate the process as early as possible.

PARTNERS’ CERTIFICATE

I,                            [•]                     , of legal age, the managing partner in [name of partnership], (the “Partnership”), a partnership duly organized and existing under the laws of                [•]                    , with principal office at              [•]                , after having been duly sworn in accordance with law, do hereby certify that:

1.             The following resolutions were approved by the Partnership at its meeting on                  [•]                 at which meeting a quorum was present and validly existing throughout:

RESOLVED, that [name of partner] (the “Partner”), hereby authorizes [name of partnership] (the “Partnership”) to participate in the offer by EGS Acquisition Co LLC (“EGS”) or a newly-formed Philippine corporation formed for the purpose of purchasing the Shares (as defined below) (the “Philippine Purchaser” and together with EGS, the “Purchaser”), jointly owned by affiliates of Providence Equity Partners Inc., a Delaware corporation (“Providence”), and Ayala Corporation, a Philippine corporation (“Ayala”), which is offering to purchase all of the issued and outstanding common shares, par value PhP2.00 per share, ( “Common Shares”) of eTelecare Global Solutions, Inc., a Philippine corporation (the “Company”), and all American Depositary Shares of the Company, each representing one Common Share (“ADSs” and, together with Common Shares, the “Shares”)  under the Summary of Terms of the Tender Offer (Annex A of Exhibit B to the SEC Form 19-1 filed by the Purchaser with the Philippine Securities and Exchange Commission (the “Philippine SEC”)) (the “Tender Offer”), which summary includes the following representations and warranties of the Partnership in favor of the Purchaser:  (i) the Partnership is the sole, absolute, legal and beneficial owner of  all the Common Shares beneficially or legally owned by the Partnership (the “Tendered Shares”) and has good, valid and marketable title to the Tendered Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) it can and has full authority to transfer good, valid and clean title to the Tendered Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its right to tender and transfer the Shares; (iii) the Purchaser will obtain full and valid title to  the Tendered Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of  the Tendered Shares, including but not limited to the right to vote and receive dividends; (iv) the Tendered Shares are fully paid and non-assessable and there are no further amounts payable by it to the Company or to any other entity in respect of these securities; and (v) the transfer of the Tendered Shares to the Purchaser shall not constitute a breach of its constitutive documents or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or to it or its assets or properties;

RESOLVED, FURTHER, that the Partnership hereby authorizes the following persons to [singly]/[jointly] sign, endorse and deliver any and all documents and perform any and all acts as may be necessary to implement the foregoing resolutions, including but not limited to [signing the Application to Sell Common Shares and stock certificates covering the Tendered Shares]/[instructing the broker in whose account the Tendered Shares are lodged to participate in the Tender Offer], appointing a broker, and receiving and accepting any and all payments for the Tendered Shares less the deduction for all expenses in relation to the sale or transfer of Tendered Shares, including but not limited to, stock transaction tax, applicable broker’s selling commission, applicable Philippine Stock Exchange fees, SEC fees, or stock certificate cancellation costs and issuing receipt therefor:

Name

Specimen Signature

2.     The above-quoted board resolutions are in full force and effect and have not been amended, suspended, revoked or in any manner superseded as of the date hereof.

IN WITNESS WHEREOF, this Certificate has been signed this            day of                         , 2008 at                                             .

[Name of Managing Partner]

Note:  This document must be notarized in the Philippines.  If executed outside the Philippines, this document must be consularized by a Philippine embassy.

[•]([REPUBLIC OF THE PHILIPPINES])

CITY OF                                        )SS.

Before me, a notary public in and for the city named above, personally appeared:

Name	Competent evidence of identity	Date/Place Issued

who has been identified by me through competent evidence of identity, to be the same person who executed and signed the foregoing Partner’s Certificate in my presence, and who took an oath before me as to such instrument.

Witness my hand and seal this        day of                    2008.

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Series of 2008.